UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2013

FIVE BELOW, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Market Street
Suite 1900
Philadelphia, PA 19103
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (215) 546-7909
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment on Form 8-K (the "Form 8-K/A") is being furnished solely to correct a technical filing error made when the Registrant's Current Report on Form 8-K was furnished with the Securities and Exchange Commission on March 27, 2013 (the "Original Filing"). The submission header of the Original Filing was tagged as an Item 9.01 filing. The submission header of the Original Filing should have been tagged as both an Item 2.02 and Item 9.01 filing. This Form 8-K/A makes no changes to the Original Filing other than to correct the tagged item numbers in the submission header of the Original Filing.

Item 2.02	Results of Operations and Financial Condition.
On March 27, 2013, Five Below, Inc. (the “Company”) issued a press release regarding its sales and earnings results for the fourteen and fifty-three weeks ended February 2, 2013 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under item 2.02 of this Report on Form 8-K. As previously announced, the Company has scheduled a conference call for 4:30 p.m. Eastern Time on March 27, 2013 to discuss the financial results.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1*	Press Release dated March 27, 2013 announcing the Company's fourth quarter and fiscal 2012 financial results.

* Previously furnished as an exhibit to the Company's Current Report on Form 8-K previously furnished with the Securities and Exchange Commission on March 27, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.

Date: April 2, 2013	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated March 27, 2013 announcing the Company’s fourth quarter and fiscal 2012 financial results.

* Previously furnished as an exhibit to the Company's Current Report on Form 8-K previously furnished with the Securities and Exchange Commission on March 27, 2013.